ACUITY BRANDS, INC.
Amended and Restated 2012 Omnibus Stock Incentive Compensation Plan
Deferred Stock Unit Award Agreement
Non-Employee Directors

Grantee: Grant Type: Grant ID: Grant Date: Award Amount: Vest Schedule: Accept by Date:	/$ParticipantName$/
Grant Type:	/$ParticipantName$/
Grant ID:	/$GrantType$/
Grant Date:	/$GrantID$/
Award Amount:	/$GrantDate$/
Vest Schedule:	/$AwardsGranted$/
100% on the first anniversary date of the Grant Date, or, if earlier, the date of the next subsequent annual meeting of the Company’s stockholders following the Grant Date in accordance with Section 4.7 of the Plan
Accept by Date:	/$AcceptByDate$/
WHEREAS, Acuity Brands, Inc. (the “Company”) maintains the Amended and Restated Acuity Brands, Inc. 2012 Omnibus Stock Incentive Compensation Plan (the “Plan”) under which the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”) has authority to grant Restricted Stock Units (“RSUs”) and to permit or require the deferral of such RSUs (such RSUs, “Deferred Stock Units” or “DSUs”) under such terms and conditions or plans as the Committee shall determine;
WHEREAS, the Committee has determined that it is in the best interest of the Company and its stockholders to grant RSUs to Grantee identified above, which RSUs shall be deferred under and subject to the terms of the 2011 Nonemployee Director Deferred Compensation Plan (the “Non-Employee Director Plan”), as well as subject to the terms and conditions set forth in the Plan and this Deferred Stock Unit Award Agreement (the “Agreement”).
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Incorporation of the Plan. The provisions of the Plan are hereby incorporated by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. The Committee has final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Grantee and Grantee’s legal representative with respect to any questions arising under the Plan or this Agreement.
2.Grant of Deferred Stock Unit Award. The Committee, on behalf of the Company, hereby grants to Grantee, effective as of the Grant Date, DSUs equal to the Award Amount set forth above, on the terms and conditions set forth in this Agreement, including the specific vesting requirements set forth above under the Vest Schedule, and as otherwise provided in the Plan.

3.Acceptance of Deferred Stock Unit Award. This award of DSUs is conditioned upon Grantee’s acceptance of the terms of this Agreement, as evidenced by Grantee’s execution of this Agreement or by Grantee’s electronic acceptance of this Agreement in a manner and during the time period allowed by the Company. If the terms of this Agreement are not timely accepted by execution or by such electronic means, the award of DSUs may be cancelled.
4.Vesting of Deferred Stock Unit Award.
a)In General. Provided that Grantee provides continuous service to the Company as a member of its Board, subject to the other terms of this Agreement, the DSUs shall vest pursuant to the Vest Schedule set forth above.
b)Vesting Upon Termination. If a Grantee’s service with the Company terminates before the DSUs vest, unless otherwise determined by the Committee, a pro-rata portion of the Award Amount will become vested and non-forfeitable, and the remainder of the Award Amount will be forfeited and automatically canceled. The pro-rata portion of the Award Amount that may vest pursuant to this Section 4(b) will be the amount equal to that number of DSUs (rounded to the nearest whole number) calculated based on the ratio of (i) the number of days of service provided by Grantee during the period of service to which the DSUs relate, to (ii) the total number of days in the period of service to which the DSUs relate.
c)Vesting Upon Death or Disability. Notwithstanding Sections 4(a) and 4(b) above, if prior to the date on which the DSUs vest, Grantee’s service terminates by reason of Grantee’s death or Disability, the unvested DSUs shall become fully vested and non-forfeitable as of the date of Grantee’s death or Disability.
d)Vesting Upon Change in Control. Notwithstanding Sections 4(a) and 4(b) above, if in the event of a Change in Control, the DSUs are not assumed, substituted, or otherwise replaced by the New Employer with substantially similar awards relating to shares that are traded on an established United States (“U.S.”) securities market, or which will be so traded within sixty (60) days following the Change in Control, then the DSUs shall become fully vested and non-forfeitable as of the date of the Change in Control.
5.Dividend Equivalents. During the period that Grantee holds DSUs granted pursuant to this Agreement, on each date that the Company pays a cash dividend to holders of its Common Stock, the Company shall credit to Grantee’s Account (as defined in the Non-Employee Director Plan) an amount equal to the U.S. Dollar amount paid per share of the Company’s Common Stock for each unvested DSU held by Grantee under this Agreement (the “Dividend Equivalents”). The Dividend Equivalents credited to Grantee’s Account shall vest only to the extent that the DSUs vest and shall be paid in accordance with the Non-Employee Director Plan and Section 6 below. The Dividend Equivalents shall be forfeited in the event that the DSUs are forfeited.
6.Deferral and Settlement. Settlement of all DSUs granted hereunder, and any related Dividend Equivalents, shall be deferred in accordance with the terms of the Non-Employee Director Plan, pursuant to which settlement will be made, or commence, following Grantee’s “separation from service” (as defined in Section 409A of the Code) in accordance with Grantee’s deferral election and the terms of the Non-Employee Director Plan.

7.Transfer Restrictions. The DSUs may not be sold, assigned, transferred, pledged, or otherwise encumbered in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the vested DSUs have been issued.
8.Stockholder Rights. Grantee’s rights with respect to the DSUs shall remain forfeitable at all times prior to the date on which the DSUs vest pursuant to Section 4. Further, the DSUs granted pursuant to this Agreement do not and shall not entitle Grantee to any rights of a stockholder of the Company’s Common Stock until the vested DSUs are distributed to Grantee in shares of Common Stock in accordance with the terms of the Non-Employee Director Plan.
9.Adjustments Upon Specified Events. In the event of a Share Change (as defined in the Plan), the number and class of Shares or other securities that Grantee shall be entitled to, and shall hold, pursuant to this Agreement shall be appropriately adjusted or changed to reflect the Share Change, provided that any such additional Shares or additional or different Shares or securities shall remain subject to the restrictions in this Agreement.
10.Responsibility for Tax.
a)Grantee acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Grantee’s participation in the Plan (including the Non-Employee Director Plan) and legally applicable to Grantee (“Tax-Related Items”), is and remains Grantee’s responsibility and may exceed the amount (if any) withheld by the Company. Grantee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the DSUs, including, but not limited to, the grant, vesting, deferral or settlement of the DSUs, the subsequent sale of Shares acquired pursuant to the settlement the DSUs and the receipt or payment of any dividends or Dividend Equivalents, and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the DSUs to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result.
b)Grantee acknowledges that Grantee will consult with his or her personal tax advisor regarding the Tax-Related Items that arise in connection with this Agreement. Grantee is relying solely on such advisor and is not relying in any part on any statement or representation of the Company or any of its agents. The Company shall not be responsible for withholding any Tax-Related Items, unless required by applicable law. If and to the extent required by applicable law, the Company may take such action as it deems appropriate to ensure that all Tax-Related Items are withheld or collected from Grantee and Grantee agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, Grantee authorizes the Company to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding from the Shares to be issued upon settlement of the DSUs that number of Shares with a fair market value not less than the amount of the Tax-Related Items, as determined in accordance with Section 16.2 of the Plan. The Company may refuse to deliver the Shares on settlement of the DSUs if Grantee fails to comply with Grantee’s obligations in connection with the Tax-Related Items.
11.Securities Law and other Legal Compliance. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Common Stock, the Company shall not be required to deliver any Common Stock issuable upon settlement of the DSUs prior to the completion of any registration or qualification of the Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. Grantee understands that the Company is under no obligation to register or qualify the Common Stock with the SEC or any state, provincial or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of Common Stock. Further, Grantee agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without Grantee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of Common Stock.
12.Grantee’s Representation. Grantee represents and warrants that he or she is acquiring the DSUs for investment purposes only, and not with a view to distribution thereof.
13.Share Ownership Requirement. Grantee understands and acknowledges that Grantee is expected to adhere to Share ownership and Share retention requirements in connection with Awards granted under the Plan, including the DSUs. As of the Grant Date, the Share ownership requirement is stated as a multiple of Grantee’s annual cash retainer for service on the Board and mandates that Grantee own a number of Shares with a value equal to the applicable multiple of such annual cash retainer. Grantee’s DSUs count toward satisfying Grantee’s Share ownership requirement beginning at the Grant Date.
14.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Grantee’s participation in the Plan, or Grantee’s acquisition or sale of the underlying Shares. Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
15.Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party designated by the Company. By Grantee’s execution of this Agreement or acceptance by electronic means and the electronic signature of the Company’s representative, Grantee and the Company agree that the DSUs are granted under and governed by the terms and conditions of the Plan and this Agreement, as well as applicable terms of the Non-Employee Director Plan.
16.Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the DSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
17.Governing Law and Venue. The grant of DSUs and the provisions of this Agreement and the validity, interpretation, construction, and performance of same shall be governed by, and subject to, the laws of the State of Delaware, without regard to its conflict of law provisions. Any and all disputes relating to, concerning, or arising from this Agreement, or relating to, concerning, or arising from the relationship between the parties evidenced by the DSUs or this Agreement, shall be brought and heard exclusively in the U.S. District Court for the District of Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.
18.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
19.Waiver. Grantee acknowledges that a waiver by the Company of any provision, or breach thereof, of this Agreement on any occasion shall not operate or be construed as a waiver of such provision on any other occasion or as a waiver of any other provision of this Agreement, or of any subsequent breach by Grantee or any other Plan participant.
20.Pronouns; Including. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural. Wherever used in this Agreement, the term “including” means “including, without limitation.”
21.Successors in Interest. This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise. This Agreement shall inure to the benefit of Grantee’s legal representatives. All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee’s heirs, executors, administrators, and successors.
22.Integration. This Agreement encompasses the entire agreement of the parties related to the subject matter of this Agreement, and supersedes all previous understandings and agreements between them, whether oral or written. The parties hereby acknowledge and represent, that they have not relied on any representation, assertion, guarantee, warranty, collateral contract, or other assurance, except those set out in this Agreement, made by or on behalf of any other party or any other person or entity whatsoever, prior to the execution of this Agreement.
23.Interpretation. The Committee shall have the sole and absolute authority to interpret, construe and apply the terms of the Plan and this Agreement and to make any and all determinations under them. Any determination or decision by the Committee shall be final, binding, and conclusive upon Grantee, Grantee’s legal representative and the Company for all purposes.
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By completing the online acceptance process, Grantee accepts the grant of DSUs and agrees to all the terms and conditions described in this Agreement and in the Plan.
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